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                        NON-QUALIFIED STOCK OPTION AGREEMENT

This Option Agreement (the "Agreement") is made as of the 13th day of August, 1999, between Qwest Communications International Inc., a Delaware corporation (the "Company"), and __________ (the "Optionee").

WHEREAS, pursuant to the Qwest Communications International Inc. Equity Incentive Plan, as amended and restated, effective June 1, 1998 (the "Plan"), the Company desires to afford the Optionee the opportunity to purchase shares of Stock (the "Common Shares").

NOW, THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.   DEFINITIONS:  CONFLICTS.

Capitalized terms used and not otherwise defined herein shall have the meanings given thereto in the Plan. The terms and provisions of the Plan are incorporated herein by reference. Except as specifically otherwise provided herein, in the event of a conflict or inconsistency between the terms and provisions of the Plan and the terms and provisions of this Agreement, the terms and provisions of the Plan shall govern and control.

2.   GRANT OF OPTIONS.

The Company hereby grants to the Optionee the right and option (the "Option") to purchase up to _____ Common Shares, on the terms and conditions herein set forth.

3.   PURCHASE PRICE.

The purchase price of each Common Share covered by the Option shall be $28.50 (the "Purchase Price").

4.   TERM OF OPTIONS.

The term of the Option shall be ten (10) years from the date hereof, subject to earlier termination as provided in Sections 6 and 8 hereof.

5.   VESTING OF OPTIONS.

     (a) The Option, subject to the terms, conditions and limitations contained herein, shall vest and become fully exercisable with respect to all the Common Shares on May 13, 2009, provided the Optionee has remained in continuous

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          employment with the Company from the date hereof through May 13, 2009.
          However, upon the closing of the merger contemplated by the Agreement and Plan of Merger dated as of July 18, 1999, between the Company and U S WEST, Inc. as amended as of the date hereof and as the same may be further amended, restated or modified, between U S WEST, Inc., and the Company (the "Transaction"), the Option shall vest and become exercisable in installments as set forth in the table below, provided that, with respect to each such installment, the Optionee has remained in continuous employment with the Company from the date hereof through the date such installment is designated to vest:

          Anniversary of Option Grant        Cumulative Shares Vested
          First                              __________
          Second                             __________
          Third                              __________
          Fourth                             __________

     Notwithstanding the vesting schedule set forth above and the provisions of the Plan governing the terms of the Option, the Option will vest and become immediately exercisable in the event of the Optionee's death or Disability termination after the closing of the Transaction. For avoidance of doubt, if the Transaction does not close, the Option shall not vest if the Optionee dies, is terminated as a result of Disability or otherwise ceases for any reason whatsoever to be continuously employed by the Company prior to May 13, 2009.

6.   TERMINATION OF EMPLOYMENT.

     (a) Except as set forth in the Plan, in the event the Optionee's employment with the Company is terminated for reasons other than due to death, Disability or cause, the Option shall remain exercisable for a period of up to three months after cessation of employment, to the extent exercisable at the time of cessation of employment. In the event the Optionee's employment with the Company terminates by reason of death or Disability after the closing of the Transaction, the Option shall remain exercisable for a period of up to twenty-four (24) months after cessation of employment. In the event the Optionee's employment with the Company is terminated by the Company for cause, the Option shall immediately lapse as of the date of such termination whether or not exercisable on such date. Upon any cessation of the Optionee's employment with the Company, the Option shall lapse as to any Common Shares for which it has yet to become exercisable as of the date of cessation of employment.

     (b) For purposes of this Agreement, the "Company" shall include any Affiliated Corporation of the Company.

     (c) For purposes of this Agreement, "cause" shall mean willful misconduct, a willful failure to perform the Optionee's duties, insubordination, theft,

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          dishonesty, conviction of a felony or any other willful conduct that is materially detrimental to the Company or such other cause as the Board of Directors of the Company in good faith reasonably determines provides cause for the discharge of the Optionee.

7.   CHANGE OF CONTROL.

     (a) For purposes of this Agreement, "change of control" shall have the meaning set forth in the Plan. For avoidance of doubt, the Transaction shall not constitute a change of control for purpose of this Option, and only transactions consummated following the close of the Transaction shall constitute a change of control for purposes of this Option.

     (b) In the event there is both a change of control and a subsequent termination of the Optionee's employment with the Company (i) by the Company for reasons other than cause or (ii) by the Optionee because of a material diminution of his duties and responsibilities, in each case following a change of control, the Option shall vest in full and become immediately exercisable on the date of such termination, and shall remain vested and exercisable during the remaining term thereof. The provisions of this Section 7 shall apply only if a change of control occurs following the closing of the Transaction.

8.   FORFEITURE OF OPTION.

Notwithstanding any other provision of this Agreement, if the Optionee engages in any activity in competition with any activity of the Company, or otherwise contrary or harmful to the interests of the Company, including but not limited to (i) conduct related to the Optionee's employment for which either criminal or civil penalties against the Optionee may be sought, (ii) violation of Company policies, including without limitation, the Company's insider trading policy, (iii) accepting employment with or serving as a consultant, or advisor or in any other capacity to an employer that is in competition with or acting against the interests of the Company, including employing or recruiting any present, former or future employee of the Company, (iv) disclosing or misusing any confidential information or material concerning the Company, or (v) participating in a hostile takeover attempt, then this Option shall become void, shall be forfeited and shall terminate effective the date on which the Optionee enters into such activity, unless the Option was terminated sooner by operation of another term or condition of this Agreement or the Plan.

9.   TRANSFERABILITY OF OPTION.

Except to the extent permitted by the Committee in accordance with the provisions of the Plan, the Optionee may not voluntarily or involuntarily pledge, hypothecate, assign, sell or otherwise transfer the Option except by will or the laws of descent and distribution, and during the Optionee's lifetime, the Option shall be exercisable only by the Optionee.

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10.  NO RIGHTS AS A STOCKHOLDER.

The Optionee shall have no rights as a stockholder with respect to any Common Shares until the date of issuance to the Optionee of a certificate evidencing such Common Shares. No adjustments, other than as provided in Article IV of the Plan, shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions for which the record date is prior to the date the certificate for such Common Shares is issued.

11.  REGISTRATION:  GOVERNMENTAL APPROVAL.

The Option granted hereunder is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration, or qualifications of Common Shares issuable upon exercise of the Option is required by any securities exchange or under any state or Federal law, rule or regulation, or the consent or approval of any governmental regulatory body or other person is necessary or desirable as a condition of, or in connection with, the issuance of Common Shares, no Common Shares shall be issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions or with such conditions as are acceptable to the Committee.

12.  METHOD OF EXERCISING OPTION.

Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company, Attention: Manager, Stock Administration. Such notice shall state the election to exercise the Option and the number of Common Shares in respect of which the Option is being exercised, shall be signed by the person or persons so exercising the Option and shall be accompanied by payment in full of the Purchase Price for such Common shares.

Payment of such Purchase Price shall be made in United States dollars by certified check or bank cashier's check payable to the order of the Company or by wire transfer to such account as may be specified by the Company for this purpose. Subject to such procedures and rules as may be adopted from time to time by the Committee, the Optionee may also pay such Purchase Price by (i) tendering to the Company Common Shares with an aggregate Fair Market Value on the date of exercise equal to such Purchase Price provided that such Common Shares must have been held by the Optionee for more than six (6) months, (ii) delivery to the Company of a copy of irrevocable instructions to a stockbroker to sell Common Shares or to authorize a loan from the stockbroker to the Optionee and to deliver promptly to the Company an amount sufficient to pay such Purchase Price, or (iii) any combination of the methods of payment described in clauses (i) and (ii) and in the preceding sentence. The certificate for Common Shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option. All Common Shares purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

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13.  INCOME TAX WITHHOLDING.

The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to the exercise of the Option and the issuance of the Common Shares, including, but not limited to, deducting the amount of any such withholding taxes from any other amount then or thereafter payable to the Optionee, or requiring the Optionee, or the beneficiary or legal representative of the Optionee, to pay to the Company the amount required to be withheld or to execute such documents as the Company deems necessary or desirable to enable it to satisfy its withholding obligations.

14.  NON-QUALIFIED STOCK OPTION.

The Option granted hereunder is not intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

15.  BINDING EFFECT.

This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

16.  GOVERNING LAW.

This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware.

17.  HEADINGS.

Headings are for the convenience of the parties and are not deemed to be part of this Agreement.

18.  EXECUTION.

This Agreement is voidable by the Company if the Optionee does not execute the Agreement within 30 days of execution by the Company.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.


QWEST COMMUNICATIONS INTERNATIONAL INC.



By:
   -------------------------------
   Name:
   Title:



OPTIONEE:



----------------------------------
Name:


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